Exhibit 10.2

WALKER & DUNLOP, INC.

DEFERRED COMPENSATION PLAN

RABBI TRUST DOCUMENT

This Trust Agreement (the “Trust Agreement”) made this           day of Select Month, Select Year (the “Effective Date”), by and between Walker & Dunlop, Inc. (hereinafter referred to as the “Company” or “Customer”), a Maryland corporation, and Matrix Trust Company, a Colorado corporation and non-depository trust company, as trustee (hereinafter referred to as “Trustee” or “Matrix Trust”);

WHEREAS, Company has adopted the nonqualified deferred compensation plan(s) (hereinafter referred to as the “Plan”) as listed in Appendix A;

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.

Establishment of Trust

(a)	Company hereby deposits with Trustee in trust an amount, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)	The Trust hereby established shall be irrevocable.

(c)	The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)	The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)	Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

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Section 2.

Payments to Plan Participants and Their Beneficiaries; Plan Expenses

(a)	Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b)	The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)	Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Either directly or through the Recordkeeper (as defined in Section 7) and prior to the time amounts are payable to a Plan participant or applicable beneficiaries, Company shall notify Trustee of its decision to make payment of benefits directly to the Plan participant or applicable beneficiaries. If Company makes payments according to this subsection, Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan as reflected on the Payment Schedule or as otherwise directed by Company or its designee, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient to make payments as directed. In the event Company pays benefits directly to a Plan participant or an applicable beneficiary, Trustee shall distribute an equal amount (or such lesser amount available under the Trust) to Company upon Company’s request.

(d)	Company may direct Trustee to pay Plan expenses from the Trust or reimburse Company for Plan expenses paid directly by Company.

Section 3.

Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a)	Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" or in “Insolvency” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1)	The Board of Directors or the Chief Executive Officer of Company shall inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall promptly determine whether Company is Insolvent with the assistance of Company and if it is determined that Company has become Insolvent, and pending a determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

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(2)	Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

(3)	If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors, less any Trustee fees and expenses deducted from the Trust as administrative expenses incurred in the preservation of the Insolvent estate or account or as otherwise permitted by the terms of this Trust Agreement and applicable law. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4)	Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)	Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.

Payments to Company.

Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan; provided, however, that in the event the Trust holds Excess Assets, Company, at its option, may direct Trustee in writing to return to Company, or to divert to others, any of the Excess Assets of the Trust. For this purpose, “Excess Assets” means the assets of the Trust that exceed one hundred twenty-five percent (125%) of the sum of all Plan liabilities. Trustee is authorized, at the expense of the Trust or the Company, to obtain written documentation of the amount of such Excess Assets from an independent third party. Notwithstanding the foregoing, Company may request reimbursement from the Trust for any amounts paid directly to Plan participants pursuant to Section 2(c) hereof or for any amounts paid by Company for Plan expenses by providing a certification of the amounts paid and satisfactory evidence of such payments to Trustee, and Trustee may rely on such certification and evidence and shall have no obligation for otherwise verifying payment.

Section 5.

Investment Authority.

(a)	The Trust may hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under this Trust.) The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve or any other governmental agency. Notwithstanding the foregoing, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by Company.

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(b)	Company shall have the right, at any time and from time to time, in its sole discretion, to direct Trustee as to the investment and reinvestment of all or specified portions of Trust assets and the income therefrom and to appoint an investment manager or investment managers to direct Trustee as to the investment and reinvestment of all or specified portions thereof. As of the execution of this Trust Agreement, and until Trustee is notified otherwise in writing, Company shall be solely responsible for directing the investment and reinvestment of all Trust assets.

(c)	Trustee shall have no responsibility for the selection of investment options, if applicable, under the Trust and shall not render investment advice to any person in connection with the selection of such options. Company shall direct Trustee as to the investment options in which the Trust shall be invested during the term of the Trust. Trustee shall have no responsibility or duty to diversify Trust assets.

(d)	Trustee may hold that portion of the Trust fund as is appropriate, for the ordinary administration and for the disbursement of funds in cash, without liability for interest notwithstanding Trustee's receipt of "float" from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plan) subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit. In addition, Trustee is specifically authorized to invest idle, or otherwise uninvested, cash in a money market mutual fund selected by Trustee in its sole discretion, including any money market fund associated with Trustee as described in subparagraph (a) above.

Section 6.

Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.

Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such account statements shall be mailed to Company or, if the Company agrees, delivered via e-mail or other electronic means. Notwithstanding anything in this Section 7 to the contrary, Trustee shall be entitled to rely on the records maintained by any recordkeeper appointed by Company for the maintenance and provision of all records specified in this Section 7. The current recordkeeper appointed by Company for the Plan is Prudential Retirement Insurance and Annuity Company (“Prudential”). Prudential and each such other entity subsequently appointed by Company as recordkeeper for the Plan are hereafter collectively referred to as “Recordkeeper.”

Section 8.

Responsibility of Trustee.

(a)	Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to and in accordance with a direction, request or approval given by Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company or such investment manager. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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(b)	If Trustee undertakes or defends any litigation arising in connection with this Trust (other than any litigation where Company is the adverse party to Trustee in the litigation), Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. In no event shall Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.

(c)	Trustee, at the expense of the Trust or the Company provided Trustee gives Company prior written notice, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d)	Trustee, at the expense of the Trust or the Company provided Trustee gives Company prior written notice, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)	Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)	However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)	Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h)	Trustee shall have no responsibility or liability with respect to: (i) the truth or accuracy of any representation or warranty made in any application or related document provided to the insurer in connection with the issuance or renewal of any insurance policies or insurance contracts, including any representation that the person on whose life an application is being made is eligible to have a contract issued on his or her life; (ii) the selection or monitoring (ongoing or periodic) of any insurance policies or insurance contracts held in the Trust or the insurers issuing such policies or contracts; (iii) the payment of premiums with respect to such policies or contracts; or (iv) the exercise of any rights relating to any such policies or contracts except as directed in writing by Company.

(i)	Upon the expiration of 120 days from the date of Trustee’s annual, quarterly or any other account, the Trustee shall be forever released and discharged from all liability and further accountability to Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of Trustee reflected in such account, except to the extent that Company shall, within such 120-day period, file with Trustee specific written objections to the account. None of Company, any participant or any other person shall be entitled to any additional or different accounting by Trustee and except to the extent required otherwise by applicable law, Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the FDIC or other functional regulator, Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.

(j)	Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, the calculation of tax to be withheld, reported and/or paid to taxing authorities and (if applicable pursuant to the fee schedule) withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by Company, or maintaining participant records with respect to the Plan.

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Section 9.

Compensation and Expenses of Trustee.

(a)	Company shall pay all administrative and Trustee's fees and expenses on a timely basis. If not so paid, the Trustee shall be entitled to deduct such fees and expenses from the Trust.

(b)	Company shall indemnify and hold Trustee harmless from and against any and all losses, costs, damages and expenses (including attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on or incurred by Trustee by reason of its service pursuant to this Trust Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct or bad faith of Trustee; provided, that, that such indemnification shall not apply to any Company claim to enforce the terms of this Trust Agreement resulting from Trustee’s breach of this Agreement. To the extent not paid by Company, Trustee shall be entitled to deduct such amounts from the Trust.

(c)	The Trustee shall not be responsible for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct in any way related to this Agreement. The Trustee shall have no liability for any matters beyond its control such as market loss or diminution, impact of government regulations, third-party bankruptcies or otherwise.

(d)	The provisions of this Section 9 shall survive termination of this Trust Agreement.

Section 10.

Resignation and Removal of Trustee.

(a)	Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

(b)	Trustee may be removed by Company on thirty (30) days’ notice or upon shorter notice accepted by Trustee.

(c)	Upon a Change of Control, as defined herein, Trustee may not be removed by Company for two year(s).

(d)	Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. To the extent possible, the transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(e)	If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.

Appointment of Successor.

If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

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Section 12.

Amendment or Termination.

(a)	This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

(b)	The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c)	Upon written approval of participants or beneficiaries entitled to a majority of the payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

Section 13.

Miscellaneous.

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto irrevocably consent to the exclusive jurisdiction and venue in the applicable federal and/or New York State courts located in the Borough of Manhattan, New York County, State of New York.

(d)	In the event of a conflict or inconsistency between the provisions of the Plan or this Trust Agreement with respect to the Trustee’s rights, responsibilities, duties, protections and/or indemnities, the provisions of this Trust Agreement shall control.

(e)	In no event will Trustee have any obligation to provide, and in no event will Trustee be required to provide, any legal, tax, accounting, audit or other advice to Company with respect to the Plan or this Trust. Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by Company with respect to the Plan or this Trust. Company acknowledges that Trustee has not made any representations of any kind, and will not be required to make any representations of any kind concerning the legal, tax, accounting, audit or other treatment of the Plan or this Trust.

(f)	Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plan or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, Company acknowledges that Trustee is not a joint venture or partner with Company’s accountants, auditors, consultants or with any other party, with respect to the Plan or this Trust, and that Trustee and Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with Company.

(g)	Company represents and warrants that the Plan and the administration thereof and the establishment of this Trust comply with applicable law and shall continue to be in compliance therewith.

(h)	Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Trust Agreement which result from events beyond its control, including without limitation, interruption of the business of Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

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(i)	For purposes of this Trust, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

(j)	The Board of Directors of Company as constituted immediately prior to the consummation of a Change of Control and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the occurrence of a Change of Control. Trustee may rely exclusively on this writing and shall have no duty to inquire whether a Change of Control has taken place or to make any determination as to whether a Change of Control has occurred.

Section 14.

Confidentiality.

(a)	Definitions. In connection with this Agreement, including without limitation the evaluation of new services contemplated by the parties to be provided by Trustee under this Agreement, information will be exchanged between Trustee and Customer. Trustee shall provide information that may include, without limitation, confidential information relating to the Trustee’s products, trade secrets, strategic information, information about systems and procedures, confidential reports, customer information, vendor and other third party information, financial information including cost and pricing, sales strategies, computer software and tapes, programs, source and object codes, and other information that is provided under circumstances reasonably indicating it is confidential (collectively, the “Trustee Information”), and Customer shall provide information required for Customer to use the services received or to be received, including customer information, which may include Personal Information (defined below), to be processed by the services, and other information that is provided under circumstances reasonably indicating it is confidential (“Customer Information”) (the Trustee Information and the Customer Information collectively referred to herein as the “Information”). Personal Information that is exchanged shall also be deemed Information hereunder. “Personal Information” means personal information about an identifiable individual including, without limitation, name, address, contact information, age, gender, income, marital status, finances, health, employment, social security number and trading activity or history. Personal Information shall not include the name, title or business address or business telephone number of an employee of an organization in relation to such individual’s capacity as an employee of an organization. The Information of each party shall remain the exclusive property of such party.

(b)	Obligations. The receiver of Information (the “Receiver”) shall keep any Information provided by the other party (the “Provider”) strictly confidential and shall not, without the Provider’s prior written consent, disclose such Information in any manner whatsoever, in whole or in part, and shall not duplicate, copy or reproduce such Information, including, without limitation, by means of photocopying or transcribing of voice recording, except in accordance with the terms of this Agreement. The Receiver shall only use the Information as reasonably required to carry out the purposes of this Agreement.

(c)	Disclosure Generally. Trustee and Customer agree that the Information shall be disclosed by the Receiver only to: (i) the employees, agents and consultants of the Customer and the Designated Representative in connection with Receiver’s performance or use of the services, as applicable, and (ii) auditors, counsel, and other representatives of the Customer and Designated Representative for the purpose of providing assistance to the Receiver in the ordinary course of Receiver’s performance or use of the services, as applicable. Each party will take reasonable steps to prevent a breach of its obligations by any employee or third party.

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(d)	Compelled Disclosure. If the Receiver or anyone to whom the Receiver transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, then the Receiver will provide the Provider with prompt notice before such Information is disclosed (or, in the case of a disclosure by someone to whom the Receiver transmitted the Information, as soon as the Receiver becomes aware of the compelled disclosure), if not legally prohibited from doing so, so that the Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, then the Receiver will furnish only that portion of the Information which the Receiver is advised by reasonable written opinion of counsel is legally required and will exercise its reasonable efforts to assist the Provider in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Information that is disclosed.

(e)	Exceptions. Except with respect to Personal Information, nothing contained herein shall in any way restrict or impair either party’s right to use, disclose or otherwise deal with:

(i)	Information which at the time of its disclosure is publicly available, by publication or otherwise, or which the Provider publicly discloses either prior to or subsequent to its disclosure to the Receiver;

(ii)	Information which the Receiver can show was in the possession of the Receiver, or its parent, subsidiary or affiliated company, at the time of disclosure and which was not acquired, directly or indirectly, under any obligation of confidentiality to the Provider; or

(iii)	Information which is independently acquired or developed by the Receiver without violation of its obligations hereunder.

In addition, each employee of the Receiver shall be free to use for any purpose, upon completion of the services rendered under this Agreement, any general knowledge, skill or expertise that (i) is acquired by such employee in performance of those services, (ii) remains part of the general knowledge of such employee after access to the tangible embodiment of the Provider’s Information, (iii) does not contain or include any such Information, and (iv) is not otherwise specific to the Provider.

(f)	Return or Destroy. Upon the termination of this Agreement for any reason, the parties shall return to each other, or destroy, any and all copies of Information of the other that are in their possession relating to the terminated Agreement, except for any copies reasonably required to maintain such party’s customary archives or computer back-up procedures, and as otherwise required by applicable law, rule or regulation. Notwithstanding the foregoing, Trustee shall have the right to keep one copy of such Information as may be reasonably required to evidence the fact that it has provided the services to Customer. In the event that Customer requires Trustee to return any Customer Information, Customer shall pay Trustee (at the rates set forth in the applicable Schedule, or, if no such rates are set forth, at Trustee’s then current charges) for Trustee’s actual time spent and incidental expenses actually incurred in connection with such return.

Section 15.

Effective Date.

The Effective Date of this Trust Agreement shall be as set forth above.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers, all as of the day and year first above written.

WALKER & DUNLOP, INC.

BY:

NAME:	INSERT NAME
TITLE:	INSERT TITLE

Address:
7501 Wisconsin Ave., Suite 1200E
Bethesda, MD 20814
Attn: General Counsel
Telephone:
Telecopier:

Matrix Trust Company, as Trustee

By:

Name:
Title:

To:
Matrix Trust Company
717 17th Street, Suite 1300
Denver, Colorado 80202
Attn: Senior Vice President

With a Copy to:
Broadridge Financial Solutions, Inc.
2 Journal Square Plaza
Jersey City, NJ 07306
Attn: General Counsel

Matrix Trust Company
P.O. Box 52129
Phoenix, AZ 85072-2129
Attn: Vice President – Client Services

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APPENDIX A

LIST OF PLAN(S)

Insert name of plan(s) - to be completed by Company

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